Exhibit 99.1

Announcement

Domain Extremes Inc.

Rong Tian (Tianjin) Guquan Touzi Jijin Guanli Youxian Gongsi

I, Ou Man Ni, due to work and ability reasons, request to resign as director (independent director) of the company. This is my declaration. Please excuse me.

Ou Man Ni

Date: June 30, 2012